Exhibit 99.1

USA Technologies Announces $55 Million Common Stock Investment from Multiple Investors

MALVERN, Pa – February 25, 2021 -- USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), a software and payments company that provides end-to-end technology solutions for the unattended retail market, today announced that it has agreed to sell 5,730,000 shares of its common stock to certain institutional investors in a private placement. The Company anticipates aggregate gross proceeds from the offering will be approximately $55 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company, based on the offering price of $9.60 per share, representing an approximately 10% discount to the 5-day volume weighted average share price. The closing is anticipated to occur on March 1, 2021, subject to customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes.

J.P. Morgan acted as lead placement agent and Craig-Hallum Capital Group and Northland Capital Markets acted as joint placement agents in connection with the private placement.

The securities are being sold in a private placement, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the shares of common stock issued or issuable in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About USA Technologies
USA Technologies, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation USAT’s future prospects and performance, the expected proceeds of the private placement, the intended use of the proceeds of the private placement, the closing of the private placement, the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to USAT or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on USAT’s operations, financial condition and the demand for USAT’s products and services; the ability of USAT to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to make available and successfully upgrade current customers to new standards and protocols; whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; or other risks discussed in USAT’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020 and December 31, 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-

looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If USAT updates one or more forward-looking statements, no inference should be drawn that USAT will make additional updates with respect to those or other forward-looking statements.

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Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
USA Technologies
+1 720.808.0086
anievawoodgate@usatech.com
Investor Relations:
ICR, Inc.
USATechIR@icrinc.com